Virginia Gold Mines Inc. Second Quarterly of 2005-2006 Message from the president

Virginia is pleased to present its fiscal 2005-2006 second quarter results along with a summation of exploration activities for this period.

Éléonore
The important drilling program undertaken in the fall of 2004 is still in progress and will carry on throughout 2005. Drilling will be concentrated in the north and south extensions and at depth of the Roberto mineralized system.

Other Programs
In the summer of 2005, a drilling program took place on the Corvet Est project in partnership with Placer Dome. Since summer time is our busiest time of the year, many prospecting programs were also carried out on different projects.

Exploration Budget
Last August, Virginia completed a private placement of $3,237,500 in order to maintain activity on the Éléonore project. Virginia’s budget is of $20 million for 2005-2006, from which around $12 million will be financed by our different partners and various government exploration incentive programs. Debt free, the company’s working capital was, as of August 31, 2005 a little more than $35 million and and its exploration funds of approximately $2.8 million.

André Gaumond, President

André Gaumond and André Lemire (Chairman of the Board) visiting the Éléonore project

Highlights :

June 9, 2005 – Éléonore project – Roberto : 20,66 g/t Au / 12.05 m to a depth of 550 m – emergence of new auriferous zones in the periphery of Roberto.

July 14, 2005 – Éléonore Project – Deep drilling confirms Roberto to 600 m under the surface and reports values of up to 11.8 g/t Au / 24.2m; north extension of Roberto confirmed by stripping; Roberto FW grades 4.49 g/t Au / 32.2 m to a depth of 660m.

August 2, 2005 – Flow-through private placement of $3,237,500.

August 10, 2005 – Éléonore project – very good continuity of the Roberto system at depth, north extension of Roberto: up to 15.17 g/t Au / 6 m and 19.94 g/t Au / 4.35 m in drilling.

Pierre Vaillancourt; Orion Securities
Graeme Currie; Canaccord Capital
Don Poirier; First Associates
Trevor Turnbull; Wellington West
wrote news letters on Virginia and the Éléonore project during the second quaterly period.

All documents are available upon request or can be found on Virginia’s website: www.virginia.qc.ca

VIRGINIA GOLD MINES INC. (An exploration company) Balance sheets (expressed in Canadian dollars)
<

	August 31,	February 28,
	2005	2005
	$	$
	(unaudited)	(audited)
ASSETS

Current assets
Cash and cash equivalents	7 235 947	7 116 483
Short-term investments (quoted value $24,546,003
$9,664,926 as at February 28, 2005)	22 555 902	8 196 733
Amounts receivable	7 854 939	5 082 525
Prepaid expenses	685 247	64 111
	38 332 035	20 459 852

Deposit on exploration costs	--	49 430
Exploration funds	2 780 357	201 819
Long-term investments (quoted value $91,000, $42,500 as at February 28, 2005)	13 585	13 585
Office equipment, at cost less accumulated depreciation of
$15,115 ($12,790 as at February 28, 2005)	15 385	17 470
Mining properties	12 230 012	8 205 876
Web site development expenses, at cost less accumulated
amortization of $3,468 ($2,846 as at February 28, 2005)	3 529	4 152
	53 374 903	28 952 184

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities
Related companies	246 514	207 227
Others	3 058 721	706 289
	3 305 235	913 516

SHAREHOLDERS' EQUITY

Share capital	78 739 448	56 253 306
Stock options	686 920	460 466
Warrants	705 576	554 380
Contributed surplus	1 274	1 274
Deficit	(30 063 550)	(29 230 758)
	50 069 668	28 038 668
	53 374 903	28 952 184

VIRGINIA GOLD MINES INC.
(An exploration company)
Statements of Earning and Deficit
For the periods of three (3) and six (6) months ended August 31, 2005 and 2004 (unaudited)
(expressed in Canadian dollars)

	2005	2004	2005	2004
	3 months	3 months	6 months	6 months
	$	$	$	$

Revenue
Dividends	85 332	80 599	166 011	149 793
Interests	202 770	135 196	416 581	135 860
Fees	31 964	107 607	89 966	141 467
	320 066	323 402	672 558	427 120

Expenses
Professional and maintenance fees	209 713	72 933	274 132	136 818
Management fees	166 000	70 180	300 000	151 867
Rent and office expenses	199 807	112 519	367 920	187 178
Advertising and exhibitions	18 178	28 974	92 793	76 987
Travelling	60 318	10 034	123 852	47 674
Depreciation of office equipment	1 144	991	2 324	1 282
Amortization of web site development expenses	312	346	623	701
General exploration costs	263 989	272 535	297 301	317 511
Grants, credit on duties refundable for losses
and refundable tax credit relating to resources	(76 246)	(109 588)	(92 309)	(225 224)
Cost of abandoned or write off mining properties	776 050	216 060	907 073	216 763
Bad debts	--	--	--	10 130
Gain on sale of short-term investments	(201 920)	(68 415)	(338 676)	(242 210)
Loss on sale of long-term investments	--	--	--	10 428
Gain on sale of mining properties	(429 853)	--	(429 853)	--
	987 492	606 569	1 505 180	689 905

Loss before income taxes	(667 426)	(283 167)	(832 622)	(262 785)

Income taxes	(84)	(1 942)	(170)	1 076

Net loss for the period	(667 510)	(285 109)	(832 792)	(261 709)

Stock options cancelled	--	--	--	(53 734)

Deficit - Beginning of period	(29 396 040)	(24 525 543)	(29 230 758)	(24 495 209)

Deficit - End of period	(30 063 550)	(24 810 652)	(30 063 550)	(24 810 652)

Basic and diluted
net loss per share	(0,022)	(0,008)	(0,019)	(0,007)

Basic and diluted weighted average
number of shares outstanding	45 262 242	36 653 593	44 520 907	36 623 280

VIRGINIA GOLD MINES INC. (An exploration company) Statements of Cash Flows For the periods of three (3) and six (6) months ended August 31, 2005 and 2004 (unaudited) (expressed in Canadian dollars)
	2005	2004	2005	2004
	3 months	3 months	6 months	6 months
	$	$	$	$
Cash flows from operating activities
Net earnings (net loss) for the period	(667 510)	(285 109)	(832 792)	(261 709)
Items not affecting cash and cash equivalents
Cost of abandoned mining properties	776 050	216 060	907 073	216 763
Depreciation of office equipment	1 144	991	2 324	1 282
Amortization of web site development expenses	312	346	623	701
Compensation cost of stock option	275 674	99 736	275 674	99 736
Loss (gain) on sale of short-term investments	(201 920)	(68 415)	(338 676)	(242 210)
Loss (gain) on sale of long-term investments	--	--	--	10 428
	183 750	(36 391)	14 226	(175 009)

Net change in non-cash working capital items
Income taxes to be recovered	--	--	--	(13 694)
Amounts receivable	2 438 198	(190 967)	2 278 767	(278 255)
Prepaid expenses	(540 894)	(26 569)	(621 136)	152 988
Accounts payable and accrued liabilities	350 469	(970 849)	(312 817)	(794 990)
	2 247 773	(1 188 385)	1 344 814	(933 951)
	2 431 523	(1 224 776)	1 359 040	(1 108 960)

Cash flows from financing activities
Increase in share capital issued for cash,
net of share issue expenses	3 449 943	166 603	22 588 118	203 794
Stock options cancelled	--	--	--	(53 734)
	3 449 943	166 603	22 588 118	150 060

Cash flows from investing activities
Change in short-term investments	(907 153)	722 167	(14 020 493)	(2 206 823)
Cash flows from deposit on exploration costs	49 430	50 490	49 430	(99 510)
Change in exploration funds	(2 780 357)	497 539	(2 578 538)	2 271 522
Change in long-term investments	--	--	--	(24 126)
Increase in mining properties	(4 233 900)	(206 956)	(7 277 854)	(1 540 375)
Grants received	--	--	--	22 500
Additions to office equipment	--	(4 942)	(239)	(4 942)
Web Site development expenses	--	(125)	--	(125)
	(7 871 980)	1 058 173	(23 827 694)	(1 581 879)

Net change in cash and cash equivalents	(1 990 514)	--	119 464	(2 540 779)
Cash and cash equivalents - Beginning of period	9 226 461	--	7 116 483	2 540 779
Cash and cash equivalents - End of period	7 235 947	--	7 235 947	--

Additional information
Interest received	119 688	107 201	300 355	305 507
Income taxes paid	84	1 942	170	4 246
Long-term investments transferred in
short-term investments	--	--	--	12 405
Credit on duties refundable for losses and refundable tax
credit receivable related to exploration costs accounted
for against mining properties	5 051 181	706 959	5 051 181	706 959
Acquisition of mining properties included in
accounts payable and accrued liabilities	2 704 536	1 103 405	2 704 536	1 103 405
Stock options exercised and included in share capital	22 810	18 467	49 220	27 667
Warrants exercised and included in share capital	21 540	--	575 920	--
Warrants granted and included in share capital	21 781	--	727 116	--

VIRGINIA GOLD MINES INC. (An exploration company) Notes to Intermediary Financial Statements (unaudited) (expressed in Canadian dollars)

1Summary of significant accounting policies

Interim financial informations
The financial information as at August 31, 2005 and for the periods ended August 31, 2005 and 2004 is unaudited. However, in the opinion of management, all adjustments necessary to present fairly the results of these periods have been included. The adjustments made were of a normal recurring nature. Interim results may not necessarily be indicative of results anticipated for the year.

These interim financial statements are prepared in accordance with generally accepted accounting principles in Canada and use the same accounting policies and methods used in the preparation of the company’s most recent annual financial statements. All disclosures required for annual financial statements have not been included in these financial statements. These intermediary financial statements should be read in conjunction with the company’s most recent annual financial statements.

VIRGINIA GOLD MINES INC. (An exploration company) Notes to Intermediary Financial Statements (unaudited) (expressed in Canadian dollars)

2	Mining properties
			Balance as at		Mining properties	Balance as at
		Undivided	March 1,	Costs	write off, sold and	August 31,
		interest	2005	incurred	payment on options	2005
		%	$	$	$	$

	Corvet Est (703 claims)
	Mining property	100	55 401	--	--	55 401
	Exploration costs		950 271	751	(25 000)	926 022
			1 005 672	751	(25 000)	981 423

	Coulon (1505 claims)
	Mining property	100	109 429	--	--	109 429
	Exploration costs		688 477	13 762	--	702 239
			797 906	13 762	--	811 668

	Auclair (290 claims)
	Mining property	100	239 138	--	--	239 138
	Exploration costs		146 567	1 964	--	148 531
			385 705	1 964	--	387 669

	Lac Gayot (4 permits & 75 claims)
	Mining property	50	38 731	--	--	38 731
	Exploration costs		682 741	3 569	--	686 310
			721 472	3 569	--	725 041

	Poste Lemoyne Extension (113 claims)
	Mining property	50	15 455	--	--	15 455
	Exploration costs		417 258	4 663	--	421 921
			432 713	4 663	--	437 376

	Lac Noëlla (1 permit and 120 claims)
	Mining property	100	36 833	--	(36 833)	--
	Exploration costs		317 619	359 427	(494 636)	182 410
			354 452	359 427	(531 469)	182 410

		Forward	3 697 920	384 136	(556 469)	3 525 587

VIRGINIA GOLD MINES INC. (An exploration company) Notes to Intermediary Financial Statements (unaudited) (expressed in Canadian dollars)

		Balance as at		Mining properties	Balance as at
	Undivided	March 1,	Costs	write off, sold and	August 31,
	interest	2005	incurred	payment on options	2005
	%	$	$	$	$

(Brought forward)		3 697 920	384 136	(556 469)	3 525 587
Éléonore (1130 claims)
Mining property	100	160 994	9 790	--	170 784
Exploration costs		2 772 151	8 645 446	--	11 417 597
		2 933 145	8 655 236	--	11 588 381

Mégatem (882 claims)
Mining property	45	23 768	--	--	23 768
Exploration costs		696 962	267 597	--	964 559
		720 730	267 597	--	988 327

Mégatem 3 (463 claims)
Mining property	49	--	--	--	--
Exploration costs		207 097	--	--	207 097
		207 097	--	--	207 097

Others
Mining property		317 457	117 997	(129 642)	305 812
Exploration costs		329 527	495 229	(251 076)	573 680
		646 984	613 226	(380 718)	879 492
Grants, credit on duties refundable
for losses and refundable tax credit
relating to resources		--	(4 958 872)	--	(4 958 872)
		8 205 876	4 961 323	(937 187)	12 230 012

VIRGINIA GOLD MINES INC.
(An exploration company)
Statements of deferred exploration expenses
(expressed in Canadian dollars)
For the periods of three (3) and six (6) months ended August 31, 2005 and 2004 (unaudited)

	2005	2004	2005	2004
	3 months	3 months	6 months	6 months
	$	$	$	$

Balance - Beginning of period	10 216 043	9 487 426	8 205 876	8 438 219

Expenses incurred at beginning of period

Claims and permits	14 873	49 305	127 787	142 374
Analyses	254 315	42 757	514 231	111 295
Drilling	2 105 580	223 768	4 326 038	935 896
Geophysics	166 693	23 739	349 094	238 775
Geology	974 920	252 942	1 406 007	338 147
Stripping	147 427	102 234	147 427	102 234
Transport	1 106 781	240 675	1 701 144	577 794
Blasting	--	--	32 568	12 494
Salaries	765 065	261 619	1 140 903	395 933
Accomodation	106 171	33 734	174 996	57 759
	5 641 825	1 230 773	9 920 195	2 912 701
Option payments	--	(30 000)	(25 000)	(30 000)
Abandoned, write off or sold mining properties	(780 320)	(216 060)	(912 187)	(216 764)
Credit on duties refundable for losses and
refundable tax credit relating to resources	(2 847 536)	(597 371)	(4 958 872)	(1 229 388)
	(3 627 856)	(843 431)	(5 896 059)	(1 476 152)

Balance - End of period	12 230 012	9 874 768	12 230 012	9 874 768

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

3 Share Capital
Authorized

Unlimited number of common shares, without par value
45,667,159 shares issued and allotted.

Variation of issued and fully paid share capital

	Number	Allotted value
		$
Balance at the beginning of the period	38 959 078	56,253,306
Stock options	410 059	422,394 *
Warrants exercised	2 018 022	4,738,453 **
Private placements	4 280 000	17,325,295 ***
Balance at the end of the period	45 667 159	78,739,448

(*) Including stock options of $59,870 wich have been accounted for in the past years stock options.
(**) Including purchase warrants of $575,920 wich have been accounted for in the past years purchase warrants.
(***) Net of share issue expenses.

4 Warrants

	Number	Weighted average
		exercise price
		$
Outstanding - beginning of period	1 988 022	2,01
Granted	1 003 499	5,48
Exercised	2 018 022	2,06
Expired	--	--
Outstanding - end of period	973 499	5,48

Warrants expire at the latest in September, 2006.

5 Stock Option Plan
The company established a stock option plan as described in note 9 of the audited annual financial statements. The following tables present the stock option activity since March 1, 2005 and summarize information about fixed stock options outstanding and exercisable as at August 31.

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

			as at August 31, 2005

			Weighted
			average
			exercise
			price
		Number	$

Outstanding - Beginning of the period		2 213 309	1,02
		203 000	6,88
Exercised		410 059	0,91

Outstanding and exercisable - end of period		2 006 250	1,63

	Options	Weighted
	outstanding	average	Weighted
	and	remaining	average
	exercisable	contractual	exercise
	as at	life	price
	August 31, 2005	(years)	$
Range of exercise prices
$0.43 to $0.90	1 449 750	3,78	0,73
$1.23 to $1.42	203 000	8,60	1,33
$3.62	150 500	9,38	3,62
$6.88	203 000	9,88	6,88

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

6 Differences between Canadian and U.S. GAAP

These interim financial statements are prepared in accordance with Canadian GAAP which differ in certain respects from U.S. GAAP. Note 17 to the company’s most recent annual financial statements describes the material differences between Canadian and U.S. GAAP. This note describes additional changes occurring since the most recent annual financial statements and provides a quantitative analysis of the material differences. All disclosures required in annual financial statements under U.S. GAAP have not been provided in these interim financial statements.

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Reconciliation of net loss to conform with U.S. GAAP

The following summary sets out the material adjustments to the company's reported net loss and net loss per share which would be made to conform with U.S. GAAP.

	Three-month periods ended		Six-month periods ended

	August 31,	August 31,	August 31,	August 31,
	2005	2004	2005	2004
	$	$	$	$

(Net earning) net loss for the period in
accordance with Canadian GAAP	667 596	285 109	832 792	261 709
Mining properties	2 013 969	387 342	4 024 136	1 436 549
Stock options granted to non-employees
and repricing	684 025	226 943	1 425 092	(220 084)
Tax effect of flow-through shares	(71 659)	--	(121 909)	--

Net loss for the period in accordance
with U.S. GAAP	3 293 931	899 394	6 160 111	1 478 174
Other comprehensive loss
(Gain) loss unrealized on short-term investments	(380 071)	(173 546)	(521 908)	8 661
(Gain) loss unrealized on long-term investments	(36 000)	34 929	(48 500)	36 222
Comprehensive loss	2 877 860	760 777	5 589 703	1 523 057

Basic and diluted net loss per share
in accordance with U.S. GAAP	0,064	0,021	0,126	0,042

Basic and diluted weighted average number of
shares issued and outstanding in accordance
with U.S. GAAP	45 262 242	36 653 593	44 520 907	36 623 280

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

As a result of the above adjustments to net loss, differences with respect to the shareholders' equity under U.S. GAAP are as follows :

	As at	As at
	August 31, 2005	February 28, 2005
	$	$
	(unaudited)	(audited)
Share capital
Share capital in accordance with Canadian GAAP	78 739 448	56 253 306
Stock options	686 920	460 466
Wallants	705 576	554 380
Stock-based compensation costs	5 154 193	3 729 101
Tax effect of flow-through shares	(475 674)	31 826

Share capital in accordance with U.S. GAAP	84 810 463	61 029 079

Contributed surplus
Contributed surplus in accordance with Canadian GAAP	1 274	1 274
Stock options cancelled	703 756	703 756
Contributed surplus in accordance with U.S. GAAP	705 030	705 030

Accumulated deficit
Deficit in accordance with Canadian GAAP	30 063 550	29 230 758
Mining properties	12 230 012	8 205 876
Stock-based compensation costs	5 857 949	4 432 857
Tax effect of flow-through shares	(39 833)	82 076

Deficit in accordance with U.S. GAAP	48 111 678	41 951 567

Other accumulated comprehensive income
Unrealized gains on short-term investments and exploration funds
Balance - Beginning of period	1 468 193	429 521
Unrealized gains arising during the period	521 908	1 038 672

Balance - End of period	1 990 101	1 468 193

Unrealized gains on long-term investments
Balance - Beginning of period	28 915	148 360
Unrealized gains arising during the period	48 500	(119 445)

Balance - End of period	77 415	28 915

Other accumulated comprehensive income	2 067 516	1 497 108

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Balance Sheets

	August 31,	February 28,
	2005	2005
	$	$
	(unaudited)	(audited)

Current assets
Cash and cash equivalents	7 235 947	7 116 483
Short-term investments	24 546 003	9 664 926
Amounts receivable	7 854 939	5 082 525
Prepaid expenses	685 247	64 111
	40 322 136	21 928 045

Deposit on exploration costs	--	49 430
Exploration funds	2 780 357	201 819
Long-term investments	91 000	42 500
Office equipment	15 385	17 470
Web site development expenses	3 529	4 152
	43 212 407	22 243 416

Current liabilities
Accounts payable and accrued liabilities
Related companies	246 514	207 227
Others	3 494 562	756 539
	3 741 076	963 766

Shareholders' Equity
Share capital	84 810 463	61 029 079
Contributed surplus	705 030	705 030
Deficit	(48 111 678)	(41 951 567)
Other accumulated comprehensive income	2 067 516	1 497 108
	39 471 331	21 279 650
	43 212 407	22 243 416

VIRGINIA GOLD MINES INC.
(An exploration company)
Notes to Interim Financial Statements (unaudited)
(expressed in Canadian dollars)

Statements of cash flows
	Three-month periods ended		Six-month periods ended

	August 31,	August 31,	August 31,	August 31,
	2005	2004	2005	2004
	$	$	$	$

Operating activities	(1 802 377)	(1 431 732)	(5 918 814)	(2 649 335)
Financing activities	3 449 943	166 603	22 588 118	150 060
Investing activities	(3 638 080)	1 265 129	(16 549 840)	(41 504)

Increase (decrease) in cash and cash equivalents	(1 990 514)	0	119 464	(2 540 779)

Cash and cash equivalents - Beginning of period	9 226 461	0	7 116 483	2 540 779

Cash and cash equivalents - End of period	7 235 947	0	7 235 947	0

Statements of earnings

	Three-month periods ended		Six-month periods ended

	August 31,	August 31,	August 31,	August 31,
	2005	2004	2005	2004
	$	$	$	$

Revenues	320 066	323 402	672 558	427 120
Expenses	3 613 913	1 220 854	6 832 499	1 906 370

Loss for the period before income taxes	(3 293 847)	(897 452)	(6 159 941)	(1 479 250)

Income taxes	(84)	(1 942)	(170)	1 076

Net loss for the period in accordance with U.S. GAAP	(3 293 931)	(899 394)	(6 160 111)	(1 478 174)